Exhibit 5.1

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

A LIMITED LIABILITY PARTNERSHIP

TROUTMAN SANDERS BUILDING

1001 HAXALL POINT

RICHMOND, VIRGINIA 23219

www.troutmansanders.com

TELEPHONE: 804-697-1200

FACSIMILE: 804-697-1339

MAILING ADDRESS

P.O. BOX 1122

RICHMOND, VIRGINIA 23218-1122

August 5, 2008

Board of Directors

Massey Energy Company

4 North 4th Street

Richmond, Virginia 23219

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Massey Energy Company, a Delaware corporation (the “Company”), the Delaware and Virginia subsidiaries of the Company named in Schedule I hereto (each, a “Delaware/Virginia Guarantor”) and the non-Delaware and Virginia subsidiaries of the Company named in Schedule II hereto (each, a “Non-Delaware/Virginia Guarantor” and collectively, the Non-Delaware/Virginia Guarantors, taken together with the Delaware/Virginia Guarantors, the “Guarantors”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company, par value $0.625 per share (the “Common Stock”), (ii) shares of preferred stock of the Company, no par value per share (the “Preferred Stock”) (iii) warrants to purchase equity securities of the Company (the “Warrants”), (iv) debt securities of the Company (the “Debt Securities”) and (v) guarantees of the Guarantors to be issued in connection with the Debt Securities (the “Guarantees”). The Common Stock, the Preferred Stock, the Warrants, the Debt Securities and the Guarantees are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) pursuant to Rule 415 under the Securities Act in an indeterminate amount.

The Debt Securities and the Guarantees thereof, if applicable, will be issued under an Indenture (together with any supplemental indentures, the “Indenture”), among the Company, the Guarantors and Wilmington Trust Company, as trustee (the “Trustee”). The Warrants will be issued under a Warrant Agreement (the “Warrant Agreement”), among the Company and a warrant agent to be named therein (the “Counterparty”).

Board of Directors

Massey Energy Company

August 5, 2008

We have examined the Registration Statement and the exhibits filed with the Commission on the date hereof. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee; and (2) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Counterparty thereto.

We have assumed further that (1) at the time of execution, authentication, issuance and delivery of any Debt Securities and the related Guarantees, if applicable, the Indenture will have been duly authorized, executed and delivered by the Company and the Guarantors, if applicable and (2) if applicable, execution, delivery and performance by each Non-Delaware/Virginia Guarantor of the Guarantees will not violate the laws of its jurisdiction of incorporation or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States). We have assumed further that at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Board of Directors

Massey Energy Company

August 5, 2008

2.	With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor (or in the case of a Guarantor that is a partnership or a limited liability company, the Board of Directors of the general partner or member(s), as applicable), a duly constituted and acting committee of such Board or duly authorized officers of each Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by such Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

3.	With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of a Certificate of Designations with the Secretary of State of the State of Delaware and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

4.	With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

5.	With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement in the form to be filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 1, 2 and 5 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar

Board of Directors

Massey Energy Company

August 5, 2008

laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the laws of the Commonwealth of Virginia.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and any amendments thereto and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement and any Prospectus Supplement.

Very truly yours,

/s/ Troutman Sanders LLP

SCHEDULE I

DELAWARE/VIRGINIA GUARANTORS

Delaware

DRIH Corporation

SC Coal Corporation

Virginia

A.T. Massey Coal Company, Inc.

Haden Farms, Inc.

Knox Creek Coal Corporation

Massey Coal Sales Company, Inc.

Massey Technology Investments, Inc.

SCHEDULE II

NON-DELAWARE/VIRGINIA GUARANTORS

Florida

Raven Resources, Inc.

Kentucky

Greyeagle Coal Company

Hanna Land Company, LLC

Hopkins Creek Coal Company

Joboner Coal Company

Lauren Land Company

Long Fork Coal Company

Martin County Coal Corporation

New Ridge Mining Company

Peter Cave Mining Company

Pilgrim Mining Company, Inc.

Road Fork Development Company, Inc.

Sidney Coal Company, Inc.

Stone Mining Company

T.C.H. Coal Co.

Vantage Mining Company

Louisiana

Massey Gas & Oil Company

Pennsylvania

Central Penn Energy Company, Inc.

Duncan Fork Coal Company

Scarlet Development Company

Trace Creek Coal Company

Tennessee

Tennessee Consolidated Coal Company

Tennessee Energy Corp.

Texas

Majestic Mining, Inc.

West Virginia

Alex Energy, Inc.

Aracoma Coal Company, Inc.

Bandmill Coal Corporation

Bandytown Coal Company

Barnabus Land Company

Belfry Coal Corporation

Ben Creek Coal Company

Big Bear Mining Company

Big Sandy Venture Capital Corp.

Black King Mine Development Co.

Blue Ridge Venture Capital Corp.

Boone East Development Co.

Boone Energy Company

Boone West Development Co.

Central West Virginia Energy Company

Ceres Land Company

Clear Fork Coal Company

Crystal Fuels Company

Dehue Coal Company

Delbarton Mining Company

Demeter Land Company

Douglas Pocahontas Coal Corporation

Duchess Coal Company

Eagle Energy, Inc.

Elk Run Coal Company, Inc.

Feats Venture Capital Corp.

Goals Coal Company

Green Valley Coal Company

Hazy Ridge Coal Company

Highland Mining Company

Independence Coal Company, Inc.

Jacks Branch Coal Company

Kanawha Energy Company

Laxare, Inc.

Logan County Mine Services, Inc.

Lynn Branch Coal Company, Inc.

Marfork Coal Company, Inc.

Massey Coal Services, Inc.

New Market Land Company

New River Energy Corporation

Nicco Corporation

Nicholas Energy Company

Omar Mining Company

Peerless Eagle Coal Co.

Performance Coal Company

Power Mountain Coal Company

Rawl Sales & Processing, Co.

Robinson-Phillips Coal Company

Rum Creek Coal Sales, Inc.

Russell Fork Coal Company

Shannon-Pocahontas Coal Corporation

Shannon-Pocahontas Mining Company

Shenandoah Capital Management Corp.

Spartan Mining Company

St. Alban’s Capital Management Corp.

Stirrat Coal Company

Support Mining Company

Sycamore Fuels, Inc.

Talon Loadout Company

Thunder Mining Company

Town Creek Coal Company

Tucson Limited Liability Company

White Buck Coal Company

Williams Mountain Coal Company

Wyomac Coal Company, Inc.